Exhibit 10.2

SUNOCO, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN II

(Amended and Restated effective as of December 3, 2008)

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Affiliate - shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

1.2 Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

1.3 Business Combination - shall have the meaning provided herein at Section 1.4(c).

1.4 Change in Control - shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Sunoco, Inc. (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Sunoco, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Sunoco, Inc., (B) any acquisition by Sunoco, Inc., (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sunoco, Inc. or any company controlled by, controlling or under common control with Sunoco, Inc., or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Sunoco, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sunoco, Inc. or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Sunoco, Inc. or the acquisition of assets or stock of another entity by Sunoco, Inc. or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of

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such transaction, owns Sunoco, Inc. or all or substantially all of the assets of Sunoco, Inc., either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sunoco, Inc. or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of Sunoco, Inc. of a complete liquidation or dissolution of Sunoco, Inc.

1.5 Code - shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and Section 162(m) of the Code.

1.7 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

1.8 Common Stock Units - shall have the meaning provided herein at Section 6.1.

1.9 Company - shall mean Sunoco, Inc., and any Affiliate.

1.10 Corporate Transaction - shall have the meaning provided herein at Section 7.8(b).

1.11 CSU Payout Date - shall have the meaning provided herein at Section 6.9.

1.12 Disaffiliation - shall mean, for purposes of Section 7.8(b) hereof, a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

1.13 Dividend Equivalents - shall have the meaning provided herein at Section 6.3.

1.14 Dividend Equivalent Account - shall have the meaning provided herein at Section 6.3.

1.15 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated, or on which the Participant ceases to be a member of the Board of Directors.

1.16 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

1.17 Exercise Period - shall have the meaning provided herein at Section 5.3.

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1.18 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock as reflected in the consolidated trading tables of the Wall Street Journal under the caption “New York Stock Exchange Composite Transactions” or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Fair Market Value of the shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

1.19 Immediate Family Member - shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

1.20 Incentive Stock Options - shall have the meaning provided herein at Section 4.1.

1.21 Incumbent Board - shall have the meaning provided herein at Section 1.4(b).

1.22 Just Cause - shall mean, for any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, “Just Cause” as defined in such plan, and for any other Participant:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness or following notice of employment termination by the Participant pursuant to Section 1.34), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or any employee of the Company with supervisory authority over the Participant that specifically identifies the manner in which the Board of Directors or such supervising employee believes that the Participant has not substantially performed the Participant’s duties, or

(b) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

1.23 Limited Rights - shall have the meaning provided herein at Section 5.1.

1.24 Market Price - shall have the meaning provided herein at Section 5.4.

1.25 Option - shall mean Stock Option and/or Incentive Stock Option.

1.26 Option Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

1.27 Optionee - shall mean the holder of an Option.

1.28 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

1.29 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

1.30 Participant - shall have the meaning provided herein at Section 2.4(a).

1.31 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

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1.32 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; equity; return on equity, assets or capital employed; working capital; shareholder return; operating capacity utilized; production or sales volumes; or throughput. Other financial or operating goals may also be used as determined by the Committee. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

1.33 Performance Period - shall have the meaning provided herein at Section 6.4.

1.34 Person - shall have the meaning provided herein at Section 1.4(a).

1.35 Plan - shall have the meaning provided herein at Section 2.2.

1.36 Qualifying Termination - shall mean, with respect to the employment of any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or permanent disability;

(b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

(1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(2) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(3) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

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(c) before a Change in Control, a termination of employment by the Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

(1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

(2) otherwise occurred in connection with a Change in Control;

provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

1.37 Share Change - shall have the meaning provided herein at Section 7.8(b).

1.38 Stock Options - shall have the meaning provided herein at Section 3.1.

1.39 Subsidiary - shall mean any corporation of which, at the time, more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

1.40 Sunoco, Inc. - shall mean Sunoco, Inc., a Pennsylvania corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

ARTICLE II

Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

2.1 Background. Effective on December 31, 2001, no further awards shall be made under the Sunoco, Inc. Long-Term Performance Enhancement Plan adopted in May, 1997; provided, however, that any rights theretofore granted under that plan shall not be affected.

2.2 Purpose of the Plan. The purposes of this Sunoco, Inc. Long-Term Performance Enhancement Plan II (the “Plan”) are to:

(a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants’ rewards and shareholders’ gains;

(b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

(c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and

(d) provide an incentive to management for continuous employment with the Company.

It is intended that most awards made under the Plan will qualify as performance-based compensation under Section 162(m) of the Code.

2.3 Term of the Plan. The original Plan was approved by shareholders at Sunoco, Inc.’s 2001 Annual Meeting of Shareholders and first became effective at that time. The amended and re-stated versions of the Plan, presented at Sunoco, Inc.’s 2003 and 2008 Annual Meeting of Shareholders, were approved by the shareholders at such meetings. No awards will be made under this Plan after December 31, 2013. The Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

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2.4 Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to:

(a) designate the employees or directors, or classes of employees or directors, eligible to participate in the Plan (each such employee or director being, a “Participant”);

(b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

2.5 Eligibility for Participation. Participants in the Plan shall be:

(a) non-employee members of the Board of Directors; and

(b) those officers and other key employees occupying responsible managerial or professional positions at the Company, and capable of substantially contributing to its success.

In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

2.6 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a) Stock Options, as described in Article III;

(b) Incentive Stock Options, as described in Article IV;

(c) Limited Rights, as described in Article V; and/or

(d) Common Stock Units, as described in Article VI.

2.7 Aggregate Limitation on Awards. Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock authorized for issuance under the Plan as originally adopted by the shareholders at Sunoco, Inc.’s 2001 Annual Meeting was four million (4,000,000) [now eight million (8,000,000) as a result of the two-for-one stock split on August 1, 2005 (“2005 Stock Split”)]. No Option may be granted if the number of shares of Common Stock to which such Option relates, when added to the number of shares of Common Stock previously issued under the Plan, exceeds the number of such shares reserved under the preceding sentence. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

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(b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, shall be counted; and

(c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of Common Stock Units, shall be counted.

In addition to shares of Common Stock actually issued pursuant to the exercise of Options, there shall be deemed to have been issued a number of shares equal to the number of shares of Common Stock in respect of which Limited Rights (as described in Article V) shall have been exercised. Shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions. Any shares of Common Stock subject to an Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option that, as a result of the exercise of Limited Rights, are not issued, shall not be available for issuance under the Plan.

(d) The maximum number of Options that shall be granted in any calendar year to a Participant shall be four hundred thousand (400,000) [now eight hundred thousand (800,000) as a result of the 2005 Stock Split].

(e) The maximum number of Common Stock Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000) [now three hundred thousand (300,000) as a result of the 2005 Stock Split].

(f) The maximum number of Common Stock Units granted under the Plan will be two million (2,000,000) [now four million (4,000,000) as a result of the 2005 Stock Split].

The share limits set forth in this Section 2.7 shall be adjusted to reflect any capitalization changes as discussed in Section 7.8.

ARTICLE III

Stock Options

3.1 Award of Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan.

3.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.3 Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than the closing price of a share of Common Stock on the date the Stock Option is granted, as reflected in the consolidated trading tables

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of the Wall Street Journal under the caption ‘New York Stock Exchange Composite Transactions’ or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Option Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Option Price of any share of Common Stock be less than its par value.

3.4 Term and Exercise. The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, except as otherwise provided in Section 3.11, no Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of the date of grant. No Stock Option shall be exercisable after the expiration of its term.

3.5 Transferability. No Stock Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer a Stock Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Members, or a partnership or limited liability company in which such Immediate Family Members are the only partners or members.

Such transfer may only be effected following the advance written notice from the Participant to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Stock Options. Any such transferable Stock Option is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company’s then-current Stock Option transfer guidelines. In the discretion of the Committee, the foregoing right to transfer a Stock Option also will apply to the right to transfer ancillary rights associated with such Stock Option, and to the right to consent to any amendment to the applicable Stock Option Agreement.

Subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the events of termination of employment of Sections 3.8 (“Retirement or Disability”), 3.9 (“Termination for Other Reasons”) and 3.10 (“Death of Optionee”) hereof shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the respective periods specified therein. Neither the Committee nor the Company will have any obligation to inform any transferee of a Stock Option or stock appreciation right of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option or stock appreciation right that has been transferred by a Participant under this Section 3.5.

3.6 Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon

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such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Option Price for such shares (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Common Stock. All shares of Common Stock issued under this Plan, or any other Company plan, must be held at least six (6) months before they may be used as payment of the Option Price.

3.7 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a shareholder of Sunoco, Inc. with respect to the Common Stock so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option award.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Optionee subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may, upon exercise of the Options, receive a number of shares of Common Stock subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options, minus the sum of:

(i) to the extent that shares received upon exercise of the Option are used to pay the Option Price, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the total amount paid for all the shares received in the Option exercise; and

(ii) to the extent that shares received upon exercise of the Option are used to pay taxes and brokerage fees, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable to the exercise.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Optionee shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(i) attainment of compliance with applicable stock ownership guidelines;

(ii) the Optionee’s death, retirement, or permanent disability (as determined by the Committee); or

(iii) occurrence of the Optionee’s Employment Termination Date, for any reason other than Just Cause.

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Notwithstanding the foregoing, six (6) months after the exercise of the Stock Option, such shares of Common Stock may be used as payment of the Option Price of shares issued upon the exercise of other Stock Options. However, all such shares issued will be restricted shares.

(3) The restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

3.8 Retirement or Disability.

(a) For awards granted before December 3, 2008, upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 60-month period.

(b) For awards granted on or after December 3, 2008, upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), all unvested Stock Options shall terminate immediately, and all vested Stock Options shall not terminate and shall be exercisable during the remaining option term of the Stock Option.

3.9 Termination for Other Reasons.

(a) Stock Options Granted Before November 1, 2007. For Stock Options granted before November 1, 2007, except as provided in Sections 3.8 and 3.10, or except as otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(1) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(2) upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date, other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

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(b) Stock Options Granted On and After November 1, 2007. For Stock Options granted on or after November 1, 2007, except as provided in Sections 3.8 and 3.10, or except otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(1) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(2) (A) if such termination of employment occurs prior to a Change in Control or following the two-year anniversary of a Change in Control, upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date and (B) if such termination of employment occurs within two (2) years after a Change in Control, upon the expiration of one (1) year following the occurrence of the Optionee’s Employment Termination Date, other than, in the case of each clause (A) and clause (B), a termination of employment for Just Cause (in which clause (1) shall apply);

provided, however, that the Limited Rights awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

3.10 Death of Optionee. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Stock Option. The foregoing provisions of this Section 3.10 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.8; or

(b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.8 and 3.9.

3.11 Acceleration of Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control.

3.12 Effect of Exercise. The exercise of any Stock Options shall cancel that number of related Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said Options.

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ARTICLE IV

Incentive Stock Options

4.1 Award of Incentive Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more “incentive stock options” (intended to qualify as such under the provisions of Section 422 of the Code (“Incentive Stock Options”)) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a Participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of ten percent (10%) or more of the total combined voting power of Sunoco, Inc. and its subsidiaries (within the meaning of Section 424(f) of the Code).

4.2 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

4.3 Incentive Stock Option Price. The Option Price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the closing price of a share of Common Stock on the date the Incentive Stock Option is granted, as reflected in the consolidated trading tables of the Wall Street Journal under the caption ‘New York Stock Exchange Composite Transactions’ or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange for more than ten (10) days immediately preceding such date, the Option Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Option Price of any share of Common Stock be less than its par value.

4.4 Term and Exercise. The term and the vesting schedule of the Incentive Stock Option shall be determined by the Committee. However, no Incentive Stock Option may be exercisable before the first anniversary of the date of grant or after the tenth anniversary of such date. No Incentive Stock Option shall be exercisable after the expiration of its term.

4.5 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year, under this Plan or any other stock option plan of Sunoco, Inc. and its subsidiaries (within the meaning of Section 424(f) of the Code) exceeds One Hundred Thousand Dollars ($100,000.00), then the Option, as to the excess shall be treated as a non-qualified stock option. An Incentive Stock Option shall not be granted to any person who is not an “employee” of the Company (within the meaning of Section 424(f) of the Code).

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4.6 Retirement or Disability.

(a) For awards granted before December 3, 2008, upon the termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), the Optionee may, within sixty (60) months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 60-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

(i) twelve (12) months after the date of termination of employment due to permanent disability; or

(ii) three (3) months after the date of termination of employment due to retirement.

(b) For awards granted on or after December 3, 2008, upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), all unvested Stock Options shall terminate immediately, and all vested Stock Options shall not terminate and shall be exercisable during the remaining option term of the Stock Option. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Option more than:

(i) twelve (12) months after the date of termination of employment due to permanent disability; or

(ii) three (3) months after the date of termination of employment due to retirement.

4.7 Termination for Other Reasons. Except as provided in Sections 4.6 and 4.8, or except as otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Incentive Stock Options shall terminate immediately, and all vested Incentive Stock Options shall terminate:

(a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(b) upon the expiration of ninety (90) calendar days following the date of termination of an Optionee’s employment other than for Just Cause;

provided, however, that the Limited Rights awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

14	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

4.8 Death of Optionee. Any rights in respect of Incentive Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining option term of the Incentive Stock Option. The foregoing provisions of this Section 4.8 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance will have the right to exercise the Incentive Stock Option in accordance with Section 4.6; or

(b) the estate or a person who acquires the right to exercise a stock option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Section 4.6 and 4.7.

4.9 Applicability of Stock Options Selections. Section 3.6 (“Manner of Payment”), Section 3.7 (“Issuance and Delivery of Shares”), Section 3.11 (“Acceleration of Options”) and Section 3.12 (“Effect of Exercise”), applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article IV as though fully set forth herein.

ARTICLE V

Limited Rights

5.1 Award of Limited Rights. Concurrently with or subsequent to the award of any Option, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Option, a related limited right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option (“Limited Right”).

5.2 Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

5.3 Exercise Period and Time of Payment. Limited Rights are immediately exercisable in full upon the occurrence of a Change in Control through the period ending on the earlier of (a) seven (7) months following the date of a Change in Control or (b) seventy (70) days following the end of the calendar year in which the date of such Change in Control occurs (the “Exercise Period”). Payment of Limited Rights shall be made no later than two and one half (2 1/2) months following the end of the calendar year in which the date of such Change in Control occurs.

5.4 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Option Price of the related Option and the Market Price of a share of such Common Stock. “Market Price” is defined to be the greater of:

(a) the highest price per share of Common Stock paid in connection with any Change in Control during the period from the sixtieth (60th) calendar day immediately prior to the

15	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

Change in Control through the earlier of (1) the ninetieth (90th) calendar day following the Change in Control or (2) the seventieth (70th) day following the end of the calendar year in which the date of such Change in Control occurs; and

(b) the highest trading price per share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period immediately prior to the Change in Control.

5.5 Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 5.4, shall be made solely in cash.

5.6 Effect of Exercise. If Limited Rights are exercised, the Stock Options, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of the Options, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related Options were exercised or terminated; provided, however, that with respect to Options that are terminated as a result of the termination of the Optionee’s employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

5.7 Retirement or Disability. Upon termination of the Optionee’s employment by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within six (6) months from the date of termination, exercise any Limited Rights to the extent such Limited Right is exercisable during such six-month period.

5.8 Death of Optionee or Termination for Other Reasons. Except as provided in Sections 5.7 and 5.9 or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee’s employment or upon the death of the Optionee.

5.9 Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 5.7 and 5.8 respectively, is waived during the Exercise Period as to any Optionee whose employment relationship with the Company has been terminated as a result of any Qualifying Termination.

ARTICLE VI

Common Stock Units

6.1 Award of Common Stock Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant (“Common Stock Units”). At the time it grants any Common Stock Units, the Committee shall determine whether the payment of such Common Stock Units shall be conditioned upon either:

(a) the Participant’s continued employment with the Company throughout a stated period (Section 6.4); or

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(b) the attainment of certain predetermined performance objectives during a stated period (Section 6.5).

The date Common Stock Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Common Stock Units to a Participant pursuant to the Plan.

6.2 Common Stock Unit Agreements. Common Stock Units granted under the Plan shall be evidenced by written agreements stating the number of Common Stock Units evidenced thereby or in such form and as the Committee may from time to time determine.

6.3 Dividend Equivalents. A holder of Common Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend (“Dividend Equivalent”) Sunoco, Inc. would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Common Stock Units which had been awarded to such holder as of the close of business on such record date. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents that would have been paid to the holder of Common Stock Units (“Dividend Equivalent Account”) shall be credited. The Dividend Equivalent Account will not bear interest.

6.4 Performance Period. Upon making an award, the Committee shall determine (and the Common Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the “Performance Period”). Performance Periods will normally be from three (3) to five (5) years; provided, however, that the Committee at its sole discretion may establish other time periods; and further provided that the Performance Period for an award conditioned upon a Participant’s continued employment with the Company shall not be less than three (3) years.

6.5 Performance Goals. Common Stock Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goals established by the Committee in accordance with Section 162(m) of the Code. Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goals and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goals, the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goals, assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goals may vary by Participant and by grant.

The number of Common Stock Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the applicable Performance Factors. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goals. In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

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6.6 Payment of Common Stock Units and Dividend Equivalent Account. Payment in respect of Common Stock Units earned (as determined under Sections 6.4 and 6.5) shall be made to the holder thereof within two and one-half (2 1/2 ) months after the Performance Period for such units has ended, but only to the extent that the Committee certifies in writing that the continuing employment and/or any applicable performance targets have been met.

Except as may be otherwise provided by Section 6.9, payment for Common Stock Units earned shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment, whether in shares of Common Stock or in cash, shall be set forth in the Committee’s resolution granting the Common Stock Units and in the Agreement with the Participant.

For an award of Common Stock Units to be paid out in shares, the number of shares paid shall be equal to the number of Common Stock Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Common Stock Units are paid, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

For an award of Common Stock Units to be settled in cash, the amount of cash paid shall be equal to the number of Common Stock Units earned multiplied by the average closing price for a share of Common Stock as published in the Wall Street Journal (under the caption “New York Stock Exchange Composite Transactions”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such date following the lapse of the Performance Period, and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due.

A holder of Common Stock Units (whether or not such Common Stock Units are to be paid out in Common Stock, or settled in cash) will be entitled to receive from the Company, within two and one-half (2 1/2) months after the Performance Period, payment of an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 6.4 and 6.5) by the holder minus applicable federal, state and local withholding tax due.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may receive a number of shares of Common Stock upon payment of the Common Stock Units, subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of Common Stock Units being paid out, minus the number of shares of Common Stock used to pay applicable federal, state and local withholding tax on the total payment of such Common Stock Units.

18	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Participant shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(i) attainment of compliance with applicable stock ownership guidelines;

(ii) the Participant’s death, retirement, or permanent disability (as determined by the Committee); or

(iii) occurrence of the Participant’s Employment Termination Date, for any reason other than Just Cause.

(3) These restrictions shall apply to any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Participant to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

6.7 Death, Disability or Retirement

(a) In the case of an award of Common Stock Units made pursuant to Section 6.1(a) hereof and conditioned upon the Participant’s continued employment,

(i) For awards granted before December 3, 2008, upon the occurrence of a Participant’s death or permanent disability (as determined by the Committee) prior to the end of the Performance Period, the conditions to payout, if any, shall be determined by the Committee and shall be set forth in the agreement granting the Common Stock Units, and shall be paid on the first day of the second month following the date of the Participant’s death or the date of determination of permanent disability; and

(ii) For awards granted on or after December 3, 2008, upon the occurrence of a Participant’s death or permanent disability (as determined by the Committee) prior to the end of the Performance Period, the conditions to payout, if any, shall be determined by the Committee and shall be set forth in the agreement granting the Common Stock Units, and shall be paid on the first day of the second month following the date of the Participant’s death or the date of determination of permanent disability.

19	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

(b) In the case of an award of Common Stock Units made pursuant to Section 6.1(b) hereof and conditioned upon the attainment of certain predetermined performance objectives,

(i) For awards granted before December 3, 2008, upon the occurrence of a Participant’s Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period, no portion of the Participant’s Common Stock and the Dividend Equivalent Account related to such award shall be forfeited, and the Common Stock Units, together with related Dividend Equivalents, shall be paid out as though such Participant continued to be an employee or director of the Company through any applicable Performance Period, and as, if, and when the applicable Performance Goals have been met.

(ii) For awards granted on or after December 3, 2008, upon the occurrence of a Participant’s Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period, such Participant shall be entitled to receive at the end of the Performance Period payment, if any, in respect of such Common Stock Units; provided, however, that such Common Stock Units, together with related Dividend Equivalents, shall be adjusted by multiplying the amount thereof by a fraction, the numerator which shall be the number of full and partial calendar months between the date of the beginning of the Performance Period of the Common Stock Units and the Participant’s Employment Termination Date, and the denominator of which shall be the number of full and partial calendar months from the date of the beginning of the Performance Period to the end of the Performance Period.

6.8 Termination of Employment. Except as provided in Sections 6.7 and 6.9, or as determined by the Committee, 100% of all Common Stock Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant’s Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

6.9 Change in Control. In the event of a Change in Control, Common Stock Units shall be paid to the Participant no later than the earlier of (i) ninety (90) days following the date of occurrence of such Change in Control or (ii) two and one-half (2 1/2) months following the end of the calendar year in which occurs the date of such Change in Control (the “CSU Payout Date”), regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met. For a Change in Control occurring within the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be equal to the total number of Common Stock Units outstanding in such grant as the Change in Control, not adjusted for any Performance Factors described in Section 6.5. For a Change in Control occurring after the first consecutive twelve-month period following the date of grant, the number of performance-based Common Stock Units paid out with regard to such grant shall be the greater of (i) the total number of Common Stock Units outstanding in such grant as of the Change in Control, not adjusted for any Performance factors described in Section 6.5 or

20	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

(ii) the total number of such Common Stock Units outstanding in such grant, multiplied by the applicable Performance Factors related to the Company’s actual performance immediately prior to the Change in Control. In the case of an award of Common Stock Units conditioned upon the Participant’s continued employment, the total number of Common Stock Units outstanding in such grant as of the Change in Control shall be paid to the Participant. The Participant’s Common Stock Units shall be payable to the Participant in cash or stock, as determined by the Committee prior to the Change in Control, as follows:

(a) if the Participant is to receive stock, the Participant will receive shares of Common Stock equal in number to the total number of Common Stock Units as stated above in this Section 6.9; or

(b) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Common Stock Units stated above in this Section 6.9 multiplied by the Market Price as defined in Section 5.4; provided that for purposes of this Section 6.9(b), the determination under Section 5.4(a) will be made for the period set forth in the first sentence of this Section 6.9. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

On or before the CSU Payout Date, the Participant will be paid an amount in cash equal to the applicable Dividend Equivalents on the number of Common Stock Units being paid pursuant to this Section 6.9 for the time period immediately preceding the Change in Control. Payout of Common Stock Units and the Dividend Equivalents shall be made to each Participant:

(c) who is employed by the Company on the CSU Payout Date; or

(d) whose employment relationship with the Company is terminated:

(1) as a result of any Qualifying Termination prior to the CSU Payout Date; or

(2) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the CSU Payout Date.

The Committee may establish, at the time of the grant of Common Stock Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Common Stock Units and in the Agreement with the holders.

ARTICLE VII

Miscellaneous

7.1 General Restriction. Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

(a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

(b) the consent or approval of any government regulatory body; or

(c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

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is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

7.2 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative, unless the Committee determines otherwise.

7.3 Right to Terminate Employment; Effect of Disaffiliation. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, to continue to be nominated or serve on the Board of Directors, or affect any right which the Company may have to terminate the employment of such Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by Sunoco, Inc. or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company.

7.4 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

7.5 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such shares.

7.6 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

7.7 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

7.8 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company (each a “Share Change”), the Committee or Board of Directors shall make an equitable and

22	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008 proportionate anti-dilution adjustment to offset any resultant change in the per-share price of the Company’s Common Stock, and preserve the intrinsic value of Stock Options, Common Stock Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following: (1) the aggregate number of shares of Common Stock reserved for issuance and delivery under the Plan; (2) the number of shares of Common Stock or other securities subject to outstanding awards under the Plan; (3) the exercise price of outstanding Options; and (4) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding awards under the Plan; and (3) the exercise price of outstanding Options, (4) the cancellation of outstanding awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (5) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards under the Plan; and (6) in connection with any Disaffiliation, arranging for the assumption of awards granted under the Plan, or replacement of awards granted under the Plan with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards under the Plan that remain based upon Company securities.

7.9 Amendment of the Plan.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

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(b) The Committee may at any time, and from time to time, modify or amend the Plan, or any award granted under the Plan, in any respect; provided, however, that, without shareholder approval the Committee may not:

(1) increase the maximum award levels established in Section 2.7, including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 7.8);

(2) extend the term during which an Option may be exercised beyond ten years from the date of grant; or

(3) alter the terms of any Option to reduce the Option Price, or cancel any outstanding Option award and replace it with a new Option, having a lower Option Price, where the economic effect would be the same as reducing the Option Price of the cancelled Option.

Except as provided in Section 7.9(a) above, no termination, modification or amendment of the Plan (or any award granted under the Plan), shall, without the consent of a Participant, affect the Participant’s rights under an award previously granted.

ARTICLE VIII

Forfeiture

8.1 Forfeiture. Unless otherwise determined by the Committee, if (a) the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) was grossly negligent with respect to such misconduct or (3) knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that a Participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”) equal to:

(i) in the case of a forfeiture pursuant to clause (a) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the first public filing of the financial document requiring restatement, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the first public filing of the financial document requiring restatement, of any award under the Plan; or

(ii) in the case of a forfeiture pursuant to Section clause (b) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the date of the Participant’s misconduct, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the date of the Participant’s misconduct, of any award under the Plan, such Forfeiture Amount to be paid by the Participant within ten days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

24	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008

8.2 Committee Determination Binding. The Committee shall make all determinations required pursuant to this Article VIII in its sole and absolute discretion, and such determinations shall be conclusive and binding on all persons.

8.3 Committee Discretion. Notwithstanding the foregoing provisions, the Committee has sole and absolute discretion not to require a Participant to pay the Forfeiture Amount, and its determination not to require any Participant to pay the Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of the Forfeiture Amount with respect to any other act or other Participant.

8.4 Effect of Change in Control. Notwithstanding the foregoing, this Article VIII shall not be applicable to any Participant following a Change in Control, nor shall this Article VIII be applicable to any Participant who incurs a “Qualifying Termination.”

8.5 Prospective Application. Notwithstanding the foregoing, the provisions set forth in this Article VIII shall apply only to awards granted on or after July 2, 2008.

8.6 Non-Exclusive Remedy. This Article VIII shall be a non-exclusive remedy and nothing contained in this Article VIII shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Article VIII.

25	Long-Term Performance Enhancement Plan II Amended and Restated effective as of December 3, 2008